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                                                                   EXHIBIT 23.3


                      [CNW MARKETING RESEARCH LETTERHEAD]


March 3, 1999


Michael J. Lowell
Senior Vice President, Development
Autobytel.com
18872 MacArthur Blvd.
Irvine, CA 92612-1400


Dear Mr. Lowell:

This letter will serve as permission to use our statistics, with proper identification, in your registration statement (file number 333-70621).

As reflected in the attached spreadsheets, the size of the US automotive market in 1998 was $667 billion (new and used).



Sincerely,


/s/ ART SPINELLA
-------------------------------
Art Spinella
Vice-President, General Manager



AS/sy